GUARANTY

         In order to induce NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, with its chief executive offices at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479 (the "BANK") to extend credit or other financial accommodations to BRAUN'S FASHIONS, INC., a Minnesota corporation with its principal place of business at 2400 Xenium Lane North, Plymouth, Minnesota 55441 (the "BORROWER"), BRAUN'S FASHIONS CORPORATION, a Delaware corporation with its principal place of business at 2400 Xenium Lane North, Plymouth, Minnesota 55441 ("GUARANTOR") executes and delivers this Guaranty ("GUARANTY") to Bank on this 8th day of July, 1996.


                                    RECITALS

FIRST: Bank and Borrower are parties to that certain Revolving Credit and Security Agreement of even date herewith (the "DIP LOAN AGREEMENT") under which Bank is extending credit to Borrower pursuant to that certain revolving note of even date herewith in the original principal amount of Ten Million and 00/100 Dollars ($10,000,000.00).

SECOND: One of the conditions precedent to Bank's obligation to make Advances (as defined in the DIP Loan Agreement) to Borrower is the execution and delivery of this Guaranty by Guarantor to Bank.

THIRD: Guarantor has considered the impact of the failure of Borrower to obtain financing and believes that (i) the DIP Loan Agreement will assist the Borrower in its efforts to reorganize under Chapter 11; and
         (ii) without the DIP Loan Agreement, the Borrower's efforts would be jeopardized; and (iii) Guarantor will benefit from execution of this Guaranty, and the continuation of the business.

         NOW, THEREFORE, in consideration of the foregoing recitals and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with Bank as follows:

         DEFINED TERMS. All capitalized terms herein have the same meanings ascribed to them in the DIP Loan Agreement unless otherwise defined herein.

         GUARANTY OF OBLIGATIONS. Except as modified in this Guaranty, Guarantor hereby absolutely and unconditionally guarantees the prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all of the Indebtedness owing under the Revolving Note, as that term is defined in the DIP Loan Agreement, of any kind or nature, however created, arising or evidence, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, joint or several, together with any and all expenses of and incidental to collection, including without limitation reasonable attorneys' fees, with respect to collection from Borrower and Guarantor (collectively the "OBLIGATIONS").

         UNCONDITIONAL. This Guaranty is unconditional, is effective immediately and shall continue to be effective regardless whether: (a) the amount, manner, term or place of the Obligations or any portion thereof is modified, waived or released, (b) there is any release, substitution, nonperfection, or other impairment, of the Collateral or any other security for the Obligations or no establishment of a first priority of Bank's interests therein, (c) the Obligations or any portion thereof are unenforceable, or (d) there is any provision of any law or other defense available to Borrower as against Bank. Guarantor hereby expressly waives presentment, demand, notice of nonpayment, dishonor protest, and notice of protest on any and all forms of such indebtedness and also waives notice of acceptance of this Guaranty.

         ABSOLUTE. Except as modified below, this Guaranty is absolute and Guarantor's liability to Bank is not conditioned upon Bank proceeding first against Borrower or the Collateral. The obligation of Guarantor to make payment under this Guaranty becomes effective immediately, without further notice, upon the occurrence of an Event of Default. The liability of Guarantor hereunder shall not be affected or impaired by any of the following (which Guarantor authorizes Bank to do, omit or suffer from time to time without notice to or approval by Guarantor): (a) any failure, neglect or omission on the part of Bank to realize upon any of the Obligations, (b) any failure by Bank to realize upon any Collateral or other security, including rights of setoff, for any or all of the Obligations, (c) the acceptance by Bank of other collateral or guaranty or guaranties to secure the Obligations to Bank, (d) any one or more extensions, renewals or forbearance of the Obligations whether or not for longer than the original period, or any modification of the interest rates, maturities or other contractual terms applicable to any of the Obligations, (e) any waiver or indulgence granted to Borrower, any delay in the enforcement of the Obligations, or any act of the Bank to delay or defer the initiation of proceedings, filing of claims (whether or not in a bankruptcy proceeding), or giving of any required notices, provided any such waiver, indulgence, delay or act would not, in relation to sound banking practices, constitute gross negligence or willful misconduct, (f) any discharge of any evidence of the Obligations or the acceptance of any instrument in renewal thereof or substitution therefor, (g) any foreclosure or enforcement of any Collateral or other security for the Obligations, (i) any election by Bank under section 1111(b) of Title 11 of the United States Code, (h) any act or failure to act by Bank whatsoever which but for this provision might or could in law or in equity act to release or reduce Guarantor's liability hereunder. In addition, Guarantor hereby acknowledges and agrees that the amount of his liability hereunder shall not be affected or reduced from the actual amount of outstanding Obligations by any modification, reduction or treatment of the same in any case or proceeding under Title 11 of the United States Code in which Borrower is a debtor.

         CONTINUING. This Guaranty is a continuing guaranty and shall continue in full force and effect notwithstanding, without limitation: (a) the nonexistence from time to time of any Obligations from Borrower to Bank, or (b) the extension of time to other guarantor, if any, both as to the Obligations then existing and/or thereafter created. If payment of the Obligations or any portion thereof by Borrower or any other Person is rescinded or otherwise must be returned by Bank for any reason whatsoever, including without limitation reasons related to the insolvency, bankruptcy or reorganization of Borrower or such other Person, this Guaranty shall continue to be of full force and effect or shall be reinstated, as the case may be, as to the Obligations or portion thereof satisfied by the payment or payments rescinded or returned all as if the such payment or payments had not been made.

         IRREVOCABLE. This Guaranty is irrevocable. Guarantor may not revoke this Guaranty as long as the Obligations or any portion thereof is outstanding. Revocation of this Guaranty may occur only with the prior written consent of Bank.

         7. SECURED GUARANTY. Guarantor, contemporaneous with this Guaranty, pledges, as security for its obligations under the Guaranty, all assets, real and personal, now owned or hereafter acquired.

         WAIVERS. Guarantor hereby waives any and all defenses, claim and discharges of Borrower pertaining to the Obligations except the defense of discharge by payment in full. Without limiting the generality of the foregoing, Guarantor shall not assert, plead or enforce against Bank any defense of waiver, release, discharge in bankruptcy, statue of limitations, res judicata, statue of frauds, anti-deficiency statue, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or any other Person liable with respect to the Obligations or any portion thereof, or any setoff available against Bank to Borrower or any such other Person, whether or not on account of a related transaction. Guarantor expressly agrees that it shall be and remain liable for any deficiency remaining after foreclosure of Bank's Security Interest whether or not the liability of Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

         PAYMENTS AND APPLICATION THEREOF. Statements of account rendered to Borrower by Bank, including without limitation the monthly statements setting forth the principal balance of the Revolving Loan and the interest due thereon, shall be presumed to be correct absent manifest error and shall be an account stated binding upon Guarantor the same as upon Borrower as set forth in the DIP Loan Agreement. Any and all payments upon the Obligations by Borrower, by Guarantor, or by any other person, and/or the proceeds of any or all Collateral or other security for any of the Obligations may be applied by Bank upon such of the items of the then due and payable Obligations and in such order as Bank may determine in its sole discretion whether the same shall be due or not.

         ASSIGNMENT. This Guaranty shall be binding upon Guarantor and upon the successors and assigns of Guarantor, and shall inure to the benefit of Bank and its successors, assigns and participants except that Guarantor may not assign its obligations or liability hereunder. Bank may assign its rights, in whole or in part, under this Guaranty.

         ACCEPTANCE. This Guaranty shall be effective upon delivery to Bank without further act, condition or acceptance by Bank. Possession of this Guaranty by Bank shall be conclusive evidence of due delivery hereof by Guarantor.

         NO SUBROGATION. Unless and until such time as all of the Obligations shall have been fully paid and discharged, Guarantor hereby irrevocably waive any claim or other rights which it may now hold or hereafter acquire against Borrower or any Person liable for payment of the Obligations or against the Collateral or any other security for the Obligations, that arise from the existence, payment, performance, or enforcement of the Obligations or any other loan document, including without limitation any right of subrogation, reimbursement, contribution, recourse, exoneration, or indemnification or any right to participate in any claim or remedy of Bank against Borrower or any Collateral or other security which Bank now has or hereafter acquires, whether or not such claim, remedy, or right arises in equity or under contract, statute or common law, including without limitation the right to take or receive from Borrower directly, or indirectly, in cash or other property or by setoff or otherwise, payment or security on account of such claim or other rights.

         TERMINATION. This Guaranty shall continue to be effective and shall not terminate prior to the time all of the Obligations have been paid in full in cash.

         CONSENT TO JURISDICTION. Guarantor hereby irrevocably submits to the jurisdiction of any Minnesota State or Federal court sitting in Minneapolis, Minnesota, over any action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota State or Federal court except to the extent that Guarantor's remedies hereunder shall be governed by the laws of a jurisdiction other than the State of Minnesota. Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Guarantor irrevocably consents to service of copies of the summons and complaints and any other process which may be served in any such action or proceeding by the mailing by United States certified mail, return receipt requested of copies of such process to Guarantor's address specified in the first paragraph of this Guaranty. Guarantor agrees that a judgment final by appeal or expiration of time to appeal without an appeal being taken, in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the right of Bank to serve legal process in any other manner permitted by laws or affect the right of Bank to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdictions.

         GOVERNING LAW. This Guaranty shall be deemed to be a contract made under and governed by the internal laws, and not the law of conflicts, of the State of Minnesota.

         SEVERABILITY. If any provision or application of this Guaranty is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect the other provisions or applications which can be given effect, and this Guaranty shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

         FAILURE NOT WAIVER; CUMULATIVE REMEDIES. No failure or delay by Bank in the exercise of any power, right or remedy under this Guaranty and no course of dealing with respect thereto shall: (a) impair such power, right or remedy, (b) be a waiver thereof or be construed to be a waiver thereof or of any default or be an acquiescence therein, and no single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or any other right, power or privilege. The rights and remedies of Bank provided under this Guaranty, the DIP Loan Agreement and the other Loan Documents are cumulative, may be exercised singly or concurrently and are cumulative to, and not exclusive of any rights or remedies provided by law or otherwise available.

         COSTS. Guarantor shall pay or reimburse Bank for all costs and expenses including without limitation reasonable attorneys' fees and legal expenses incurred by Bank in connection with the protection, defense, enforcement and collection of this Guaranty (whether or not suit is commenced).

         NOTICES. Any notice, demand or request by Bank to Guarantor shall be in writing and shall be either (a) manually delivered to Guarantor, or (b) mailed by United States registered or certified mail, postage prepaid, return receipt requested, or (c) sent by overnight courier, properly addressed to Guarantor at the address of Guarantor set forth in the first paragraph of this Guaranty. Any notice or communication shall be deemed effective when manually delivered to Guarantor, or, if mailed or forwarded by overnight courier when received at the specified address of Guarantor, and the registered or certified receipt or overnight air-bill shall be conclusive evidence of the date of such receipt. Guarantor may change the address to which mailed notice is to be sent to them by giving Bank not less than thirty (30) days advance written notice thereof given at the address set forth in the first paragraph of this Guaranty or at such other address as Bank may from time to time provide to Guarantor.

         HEADINGS. All Section headings in this Guaranty are for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or a limitation of the scope of the particular Sections to which they refer.

         AMENDMENTS. No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by Guarantor therefrom, shall be effective in any respect unless the same shall be in a writing signed by Bank and Guarantor.

         IN WITNESS WHEREOF, this Guaranty has been duly executed by Guarantor as of the date and year first above written.

                                          BRAUN'S FASHIONS CORPORATION


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